CERTIFICATE OF AMENDMENT OF
                        CERTIFICATE OF INCORPORATION OF
                           LIUSKI INTERNATIONAL, INC.

          It is hereby certified that:

          1. The name of the corporation (hereinafter called the "Corporation") is LIUSKI INTERNATIONAL, INC.

          2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article FOURTH thereof and by substituting in lieu of said Article FOURTH the following new Article:

          "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is Nine Million (9,000,000) which are divided into One Million (1,000,000) shares of Preferred Stock, par value $.01 per share, and Eight Million (8,000,000) shares of Common Stock, par value $.01 per share.

          "On the effective date (the "Effective Date") of this Certificate of Amendment, all outstanding shares of Common Stock of the Corporation shall be automatically combined at the rate of two-for-five (the "Reverse Split") without the necessity of any further action on the part of the holders thereof or the Corporation, provided, however, that the Corporation shall, through its transfer agent, exchange certificates representing Common Stock outstanding immediately prior to the Reverse Split (the "Existing Common") into new certificates representing the appropriate number of shares of Common Stock resulting from the combination ("New Common"). No fractional shares, but only whole shares of New Common, shall be issued to any holder of any number of shares which, when divided by five (5), does not result in a whole number. In lieu of fractional shares, the Corporation has arranged for its transfer agent (the "Exchange Agent") to remit payment therefor on the following terms and conditions:

          "The price payable by the Corporation for fractional shares of Existing Common, certificates for which are surrendered to the Exchange Agent in connection with the Reverse Split, shall be equal to the product of (a) the number of such shares which cannot be exchanged for a whole number of shares of New Common and (b) the average of the closing price of one share of Existing Common as reported on The Nasdaq National Market for the 10 business days immediately preceding the Effective Date for which transactions in the Existing Common are reported. The par value of the Common Stock shall remain as otherwise provided in Article FOURTH of this Certificate of Incorporation and shall not be modified as a result of the Reverse Split. From and after the Effective Date, certificates representing shares of Existing Common shall represent only the right of the holders thereof to receive New Common and payment as provided herein for any fractional shares of Existing Common.

          "From and after the Effective Date, the term "New Common" as used in this Article FOURTH shall mean Common Stock as provided in this Certificate of Incorporation.

          The board of directors of the Corporation is expressly authorized to fix by resolution or resolutions the designations and the powers, preferences, and rights, and the qualifications,  limitations,  or restrictions  permitted by
Section 151 of the Delaware General Corporation Law in respect of any class or classes of stock or any series of any class of stock of the Corporation which may be desired but which shall not be fixed by this certificate of incorporation. Such grant of authority includes the power to specify the number of shares in any series."

          IN WITNESS WHEREOF, the Amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware. Prompt written notice of the adoption of the amendment herein certified has been given to those stockholders who have not consented in writing thereto, as provided in Section 228 of the General Corporation Law of the State of Delaware.

The undersigned does affirm the foregoing as true under the penalties of perjury this 30th day of June 1998.


                                               LIUSKI INTERNATIONAL, INC.



                                               By: /s/
                                                   -----------------------------
                                                   Martin Tsai
                                                   Vice President and
                                                   Chief Financial Officer

                           CERTIFICATE OF AMENDMENT OF
                         CERTIFICATE OF INCORPORATION OF
                            LIUSKI INTERNATIONAL,INC.

                   It is hereby certified that:

     1. The name of the corporation (hereinafter called the "Corporation") is LIUSKI INTERNATIONAL, INC.

     2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article FOURTH thereof and by substituting in lieu of said Article FOURTH the following new Article:

     "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authorized to issue 21,000,000 shares consisting of:

          a)       20,000,000 shares of common stock, par value $0.01; and

          b)       1,000,000 shares of preferred stock, par value $0.01.

     The board of directors of the Corporation is expressly authorized to fix by resolution or resolutions the designations and the powers, preferences, and rights, and the qualifications, limitations, or restrictions permitted by section 151 of the Delaware General Corporation Law in respect of any class or classes of stock or any series of any class of stock of the Corporation which may he desired but which shall not be fixed by this certificate of incorporation, Such grant of authority includes the power to specify the number of shares in any series.

     IN WITNESS WHEREOF, the Amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware. Prompt written notice of the adoption of the amendment herein certified has been given to those stockholders who have not consented in writing thereto, as provided in Section 228 of the General Corporation Law of the State of Delaware. The undersigned does affirms the foregoing as true under the penalties of perjury this 12th day of January, 1998.

                                     LIUSKI INTERNATIONAL, INC.


                                     By:/s/
                                        ------------------------------
                                          Martin Tsai
                                          Vice President and
                                          Chief Financial Officer

                           CERTIFICATE OF DESIGNATIONS

                                       OF

                      SERIES A CONVERTIBLE PREFERRED STOCK

                   (Pursuant to Section 151(g) of the General
                    Corporation Law of the State of Delaware)


     LIUSKI INTERNATIONAL, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify that:

     FIRST: The Corporation was incorporated in the State of Delaware on June 12, 1991.

     SECOND: Pursuant to authority conferred upon the Board of Directors of the Corporation (the "Board") by the Certificate of Incorporation of the Corporation [the "Certificate of Incorporation") and Section 151 (g) of the General
Corporation Law of the State of Delaware, the Board has duly adopted the following resolutions, which are still in full force and effect and are not in conflict with any provisions of the Corporation's Certificate of Incorporation or its By-Laws:

     RESOLVED, that the Board hereby fixes and determines the designation of, the number of shares constituting, and the rights, preferences, privileges, and
restrictions   relating  to,  a  series  of  Preferred  Stock,  as  follows:

     1. Designation Amount Stated Value. From the Corporation's one million (1,000,000) authorized shares of Preferred Stock, per value $0.01 per share, one hundred (100) shares are hereby designated Series A Convertible Preferred Stock ("Series A Preferred") with the rights, preferences, privileges and restrictions specified heroin. Each share of Series A Preferred shall have a stated value of $69,965.07 (the "Stated Value").

     2. Dividends. The holders of the Series A Preferred shall not be entitled to any dividends except that, if any dividends are declared on the Corporation's common stock, $.01 par value per share (the "Common Stock"), the Corporation must declare the same dividend on the Series A Preferred as though each share of Series A Preferred is equal to 53,306.71 shares of Common Stock.

     3. Liquidation Preference. In the event of a liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of record of the Series A Preferred shall be entitled to receive ratably in full, out of lawfully available assets of the Corporation, whether such assets are stated capital or surplus of any nature, an amount in cash per outstanding share of Series A Preferred equal to the sum of the Stated Value and all dividends (whether or not declared) accrued and unpaid thereon as of the date of final distribution to such holders, without interest, before any payment shall be made or any assets distributed to the holders of Common stock or any other class or series of the Corporation's capital stock ranking junior as to liquidation rights no the Series A Preferred; provided, however that, such rights shall accrue to the holders of the Series A Preferred only in the event the Corporation's payments with respect to the liquidation preferences of any holders of capital stock of the Corporation ranking senior as to liquidation rights to the Series A Preferred are. fully met. If, upon any liquidation, dissolution and winding up, the amount available for such payment to the holders of Series A Preferred shall not be sufficient to pay in full amounts payable on the Series A Preferred, the holders of the Series A Preferred and any other class or series of the Corporation's capital stock which may hereafter be created having parity as to liquidation rights with the Series A Preferred shall share in the distribution of the amount available in proportion to the respective preferential amounts to which each is entitled. None of a consolidation or merger of the Corporation with another corporation, a Bale or transfer of all or part of the Corporation assets for cash, securities or other property, or a reorganization of the Corporation shall be considered a liquidation, dissolution or winding-up of the Corporation.

     4. Voting Rights. The holders of record of the Series A Preferred shall not have any voting rights, except as otherwise provided herein or required by law. So long as shares of Series A Preferred are outstanding, without the approval (by vote or written consent, as provided by law) of the holders of record of at least a majority of the then outstanding shares of Series A Preferred, voting separately as a class, the Corporation shall not:

     (a) alter or change the rights, preferences, privileges or restrictions of shares of Series A Preferred so as to affect them adversely, or

     (b) increase the authorized number of shares of Series A Preferred or increase or decrease the par value of the Series A Preferred.

     5. Automatic Conversation. Upon amendment of the Company's Certificate o~ Incorporation to increase the authorized number of shares of Common Stock from 7,000,000 to at least 14,000,000, all of the outstanding shares of Series A Preferred shall automatically be converted into a total of 5,330,671 shares of Common Stock.

     6. Payment of Taxes. The Corporation shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of the Series A Preferred, or the issuance or delivery of any shares of Common Stock upon conversion of the Series A Preferred.

     7. Option of Holders to Cause Redemption. If the Series A Preferred is not converted into shares of Common Stock by March 31, 1998, the holders of the Series A Preferred shall have the option to cause the Company to redeem the Series A Preferred by paying the Stated value to such holders plus interest thereon at the annual rate of 8.5% accruing from October 16, 1997.

     8. Status of Reacquired Shares. The shares of series A Preferred which have been issued and reacquired in any manner by the Corporation shall have the status of authorized and unissued shares of Preferred StoCk and may be reclassified and reissued as a part of a new series of Preferred Stock to be created by resolution or resolutions of the Board.

     9. Notices. Any notice to be given to the holders of Series A Preferred shall be deemed given on the second business day after mailing, first class mail, postage prepaid, or on the day of delivery if sent by overnight courier, in each instance in an envelope addressed to each holder of record of Series A Preferred at such holder's address appearing on the books of the Corporation. RESOLVED, FURTHER, that the officers of the Corporation be, and they hereby are, authorized and directed to prepare and file a Certificate of Designations in accordance with this resolution and as required by law.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation on behalf of Liuski International, Inc. and does affirm the foregoing as true under the penalties of perjury this 7th day of November, 1997.

                                     LIUSKI INTERNATIONAL, INC.


                                     By:/s/
                                        -------------------------------
                                              Martin Tsai
                                              Chief Financial Officer

                         CERTIFICATION OF INCORPORATION

                                       OF

                           LIUSKI INTERNATIONAL, INC.

                            (a Delaware corporation)

                Under Section 102 of the General Corporation Law


     FIRST: The name of the corporation is LIUSKI INTERNATIONAL, INC. (the "Corporation").

     SECOND: The registered office of the Corporation is located at 32 Loockerman Square, Suite L-100, in the City of Dover, in the County of Kent, in the State of Delaware. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

     THIRD: The nature of the business and of the purposes to be conducted and promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of all classes of shares of stock which the Corporation shall have authorized to issue is 8,000,000 shares consisting of:

     a) 7,000,000  shares of common  stock,  par value  $0.01;  and

     b) 1,000,000 shares of preferred stock, par value $0.01. The board of directors of the Corporation is expressly authorized to fix by resolution or resolutions the designations and the powers, preferences, and rights, and the qualifications, limitations, or restrictions permitted by Section 151 of the Delaware General Corporation Law in respect of any class or classes of stock or any series of any class of stock of the Corporation which may be desired but which shall not be fixed by this certificate of incorporation. Such grant of authority includes the power to specify the number of shares in any series.

     FIFTH: The name and address of the sole incorporator is Ken Wagner, Summit Rovins Feldesman, 445 Park Avenue, New York, NY 10022-2641.

     SIXTH: The By-Laws of the Corporation may be made, altered, amended, changed, added to, or repealed by the board of directors of the Corporation without the assent of vote of the stockholders. Elections of directors need not be by ballot unless the bylaws so provide.

     SEVENTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection
(b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

     EIGHTH: The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law or the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his on her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     NINTH: The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors, and officers are subject to this reserved power.

     I, THE UNDERSIGNED, to form a corporation for the purposes hereinabove stated, under and pursuant to the provisions of the General corporation law of the State of Delaware, do hereby certify that the facts stated herein are true and hereunto set my hand and seal this 12th day of June, 1991,

                                                /s/
                                                ----------------------------
                                                Ken Wagner, Incorporator

                                        3